EXHIBIT 10.1

AMENDMENT TO

WARRANT Exercise Agreement

This Amendment to Warrant Exercise Agreement (this “Amendment”), dated July 15, 2019, is by and between Biocept, Inc., a Delaware Corporation (the “Company”) and the undersigned holder (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.0001 per share. The Company and the Holder hereby agree to amend that certain Warrant Exercise Agreement, dated May 28, 2019, by and between the Company and the Holder (the “Agreement”) as set forth below.  Capitalized terms used and not otherwise defined in this Amendment have the meanings set forth in the Agreement.

1.Amendment to Section 2.1(b).  Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b)For a period of sixty-one (61) days after the Closing Date (as such date may be extended pursuant to the last sentence of this paragraph, the “Option Period”), while any of the Original Warrants are outstanding, the Holder may elect to exercise for cash any such number of the remaining Original Warrants then held by it by delivery of a Notice of Exercise pursuant to the terms and conditions of the applicable Original Warrants.  Notwithstanding anything to the contrary set forth herein, if at any time after the date hereof and prior to the end of the Option Period, any resale registration statement with respect to the Common Stock underlying any of the Original Warrants is not available for the resale of any such Common Stock, for each calendar day of such unavailability, the Option Period shall be extended by one calendar day.

2.Miscellaneous.

(a)Except as set forth herein, the Agreement remains unchanged and in full force and effect.

(b)Disclosure. The Company shall, on or before 5:30 p.m., New York City time, on July 19, 2019, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

(c)Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to (i) the email address of the Holder set forth on Holders’ signature page to the Agreement or (ii) the email address of the Company set forth on the Company’s signature page to the Agreement, as applicable.

(d)Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(e)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the New Warrants.

(f)Construction. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(g)Fees and Expenses. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

[Signature Pages Follow]

In Witness Whereof, the undersigned has executed this Amendment to Warrant Exercise Agreement as of the date first written above.

COMPANY:

BIOCEPT, INC.

By:
Name:
Title:

In Witness Whereof, the undersigned have caused this Amendment to Warrant Exercise Agreement to be duly executed by their respective authorized signatories as of the date first written above.

Name of Holder:	_________________________________________
Signature of Authorized Signatory of Holder:	_________________________________________
Name of Authorized Signatory:	_________________________________________
Title of Authorized Signatory:	_________________________________________